                                                                  EXHIBIT 10.26

         SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE OF ALL CLAIMS


                  THIS SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE
OF ALL CLAIMS ("Release") is made as of August 13, 1996, in the County of Los Angeles, State of California, by and between Alpha Technologies Group, Inc., a Delaware corporation ("Alpha"), Uni-Star Industries, Inc., a Delaware corporation ("Uni-Star"), Malco Microdot SARL, Malco Microdot UK, Ltd., all collectively "Corporation," and Neal Castleman, Ergo Mechanical Systems, Inc., a California corporation ("EMSI"), Lynx Systems, Inc., a California corporation and Unisource Automation, Inc., a California corporation (collectively "Castleman"), whereby each of the parties, pursuant to Section 1541 of the California Civil Code, extinguishes their rights and claims against the other as herein enumerated.

                  In consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

                  1. Release by Corporation. Corporation, on behalf of itself, and on behalf of its directors, officers, agents, employees, attorneys, assigns, subsidiaries, divisions, predecessors and successors, in their capacities as such (collectively "Agents of Corporation"), hereby fully releases and discharges Castleman, and his agents, employees, attorneys, heirs, executors, administrators, and successors in their capacities as such (collectively "Agents of Castleman") form each, any and all claims, demands, duties, debts, liabilities, liens, obligations, acts, omissions and causes of action, of every type, nature, kind or description, known or unknown, which Corporation and/or the Agents of Corporation might or may hold or claim to exist against Castleman and/or the Agents of Castleman, arising out of or in connection with any contract, transaction act, cause, matter, thing or representation existing at the time of execution hereof; including but not limited to his failure to disclose to Corporation the existence or details of the legal proceedings pending against Castleman in the United States Federal District Court for the District of Arizona; provided, however, that this Release shall not release Castleman or the Agents of Castleman from any obligations created in this Release or in that certain Exchange Agreement, dated as of the date of this Release ("Exchange Agreement"), to which this release is attached thereto as Exhibit "A" and therewith incorporated therein by this reference.

                  2. Release by Castleman. Castleman, on behalf of himself, and on behalf of the Agents of Castleman, hereby fully releases and discharges Corporation and the Agents of Corporation, form each, any and all claims, demands, duties, debts, liabilities, liens, obligations, acts, omissions and causes of action, of every type, nature, kind or description, known or unknown, which Castleman and/or the Agents of Castleman might or may hold or claim to exist against Corporation and/or the Agents of Corporation, arising out of or in connection with any contract, transaction, act, cause, matter, thing or representation existing at the time of execution hereof, including but not limited to all claims for wrongful termination, emotional distress or otherwise; provided, however, that this Release shall not release Corporation or the Agents of Corporation from any obligations created in this Release or in the Exchange

Agreement or in that certain confidentiality agreement dated November 15, 1995 among Castleman, Corporation and certain others ("Confidentiality Agreement").

                  3. Release of Unknown Claims. Each party expressly acknowledges that he/it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, duties, debts, liabilities, liens, obligations, acts, omissions or causes of action and agrees that this Release shall be and remain effective in all respects notwithstanding any such different or additional facts.

                  4. Civil Code Section 1542 Waiver. Each party expressly acknowledges an awareness of the provisions of California Civil Code Section 1542, and understands the significance and consequences of waiving same, and does hereby expressly waive any and all rights each may have under such Section or any similar law of any State or territory of the United States, which, for purposes of demonstrating each party's intent to so waive, is set forth in full as follows:

                           "1542.   General Release Extent:

                                    A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

By virtue of each party's specific waiver of the above-quoted Section, each party hereby assumes full responsibility for and does execute this Release.

                  5. Voluntary Execution. Each party expressly acknowledges that he/it has carefully read this Release and the Exchange Agreement and is completely familiar with and understands each and every provision thereof, that this Release and the Exchange Agreement is fair and just in all of its particulars, and that he/it enters into, executes and accepts this Release and the Exchange Agreement freely and voluntarily, without reliance upon any statements, representations, promises, covenants or inducements made by the other, or any of the other's representatives, except as may be provided in this Release or the Exchange Agreement.

                  6. No Assignment of Claims. Each party represents and warrants that he/it has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity whatsoever any claim, demand, duty, debt, liability, lien, obligation, action or cause of action herein released. Each party agrees to indemnify and hold the other harmless from and against any claim, demand, duty, debt, liability, lien, obligation, action, cause of action, cost and expense (including but not limited to reasonable attorneys' fees) asserted against or imposed upon or incurred by the other party based on, arising out of or in connection with any such assignment or transfer or purported assignment or transfer.

                  7. Cancellation of Certain Agreements; Entire Agreement. Except for purchase order no. 23C4 agreed upon between EMSI and Uni-Star (Microdot) ("P.O."), the Exchange Agreement and the Confidentiality Agreement, all of which shall survive this Release, all prior agreements and understandings between the parties, written and oral, are hereby acknowledged to be canceled, voided and of no force or effect whatsoever. That certain sublease agreement between Corporation and Hoffman/Vest Associates ("Lessor") is hereby terminated, and Lessor's execution hereof shall constitute acceptance of such termination. This Release, the P.O. and the Exchange Agreement constitute the entire agreement and understanding between the parties concerning the subject matter hereof and thereof, and supersedes and replaces all prior negotiations, proposed agreements and agreements, written and oral, relating to the subject matter hereof and thereof.

                  8. Unisource Automator Issues. On or before the ninetieth
(90th) day following Closing as contemplated in the Exchange Agreement, Castleman will cause Unisource Automation to change its name so as not to include the words "Uni" or "Star."

                  9. Confidentiality. Corporation and the Agents of Corporation shall not divulge the existence of or disclose the terms of this Release or the Exchange Agreement directly to DeCrane Aircraft Holdings, Inc., an Ohio corporation, or to any person it knows to be its directors, officers, agents, employees, attorneys, subsidiaries and successors of DeCrane Holdings, Inc., except as is otherwise required by law or generally released to the public. This
Section 9 shall survive this Release.

                  10. Liability Denied. Each party acknowledges and agrees that this Release affects the claims of each party against the other party which were denied and contested by each other and that nothing contained in this Release shall be construed as an admission of liability by or on behalf of any of them, by whom liability is expressly denied.

                  11. California Law. This Release shall be interpreted, construed and governed by, in accordance with and consistent with the Laws of the State of California, which shall apply in all respects, including statutes of limitation, to any disputes or controversies arising out of or pertaining to this Release.

                  12. Counterparts. This Release may be executed in any number of counterparts, each of which shall be deemed an original but all of which, when taken together, shall constitute one and the same document.

                  13. Grammar. Whenever required by the context hereof, the singular shall be deemed to include the plural, the plural shall be deemed to include the singular; the masculine, the feminine and neuter gender shall be deemed to include the others.

                  14. Severability. In the event that any term, provision, condition or other portion of this Release is determined to invalid, void or unenforceable by a forum of competent jurisdiction, the same shall not affect any other term, provision, condition or other portion hereof, and the remainder of this Release shall remain in full force and effect, as if such invalid, void or unenforceable term, provision, condition or other portion of this Release did not appear herein.

                  15. Attorneys' Fees. In the event that any suit in law or equity, arbitration or other formal proceeding is instituted to recover damages for breach of this Release, the prevailing party shall be entitled to recover costs of suit incurred therein, and to also recover as an element of such costs (but not as damages) reasonable attorneys' fees incurred by such prevailing party. For purposes of this Release, the term "prevailing party" shall be the party who is entitled to recover costs of suit, whether or not the proceeding is brought to final judgment or award. A party not entitled to recover costs shall not recover attorneys' fees.

                  IN WITNESS WHEREOF, this Release has been executed, delivered and made effective as of the date and in the place first written above.

CASTLEMAN:                              CORPORATION:

                                        Alpha Technologies Group, Inc.

/s/  Neal Castleman                     By: /s/ Lawrence Butler
- ------------------------------             ----------------------------------
Neal Castleman                             Lawrence Butler, President

Ergo Mechanical Systems, Inc.           Uni-Star Industries


By: /s/  Neal Castleman                 By: /s/ Ernest Hartland
   ---------------------------             ----------------------------------
     Neal Castleman, President

Lynx Systems, Inc.                      Malco Microdot SARL


By: /s/  Neal Castleman                 By: /s/ Ernest Hartland
   ---------------------------             ----------------------------------
     Neal Castleman, President

Unisource Automation, Inc.              Malco Microdot UK, Ltd.


By:/s/  Neal Castleman                  By: /s/ Ernest Hartland
   ---------------------------             ----------------------------------
     Neal Castleman, President

                                      Uni-Star Industries, Inc.

                                      By: /s/ Ernest Hartland
                                         ---------------------------------
                                         Ernest Hartland, President

Agrees to as relates only to paragraph 7 hereof.

Lessor:


By:  /s/  Ellen Hoffman
   ---------------------------------
   Ellen Hoffman, President